Exhibit 10.3

Tenant: Emtec, Inc.
Suite No.: 420

LEASE

THIS LEASE (“Lease”) is entered into as of the 9th day of March, 2010, between RADNOR CENTER ASSOCIATES, a Pennsylvania limited partnership (“Landlord”), and EMTEC, INC., a New Jersey corporation with its principal place of business at 11 Diamond Road. Springfield. NJ 07081 (“Tenant”).

In consideration of the mutual covenants stated below, and intending to be legally bound, the parties covenant and agree as follows:

1.             PREMISES. Landlord leases to Tenant and Tenant leases from Landlord Suite No. 420, which the parties stipulate and agree is 7,342 rentable square feet as shown on the space plan attached hereto as Exhibit “A” (“Premises”), located at Two Radnor Corporate Center, 100 Matsonford Road, Radnor, Pennsylvania 19087 (“Building”), which is a part of the project located at Radnor Corporate Center (“Project”). The Premises are delivered “As Is”, with the exception of Landlord, at Landlord’s expense, painting and carpeting the Premises (“Landlord’s Work”). Landlord shall further make available to Tenant, a tenant improvement allowance in the maximum amount of $15.00 per rentable square foot of the Premises (“Tenant Allowance”), which shall be used to renovate of the Premises. Tenant shall have until March 31, 2011 to decide how it wishes for Landlord to renovate the Premises and until September 30, 2011 to allow Landlord access to the Premises to construct the renovations or the Tenant Allowance shall be forfeited. All renovation costs in excess of the Tenant Allowance shall be amortized into the Fixed Rent at 8.5% interest.

2.             TERM. The Term of this Lease shall commence on April 1, 2010, but in no event later than when Tenant assumes possession of the Premises for its Permitted Use (the “Commencement Date”). The Term shall be for a period of 7 years and two (2) months (“Term”) ending on the last day of the calendar month. The Commencement Date and the total cost of the Landlord’s Work shall be confirmed by Landlord and Tenant by the execution of a Confirmation of Lease Term (“COLT”) in the form attached hereto as Exhibit “B”. If Tenant fails  to execute or object to the COLT within ten (10) business days of its delivery. Landlord’s determination of such dates and costs shall be deemed accepted by Tenant.

3.   FIXED RENT: SECURITY DEPOSIT.

(a)   Commencing on the Commencement Date and on the first (1st) day of each month thereafter during the Term, Tenant shall pay to Landlord, without notice or demand, and without set-off, deduction or counterclaim, the monthly installment of annual Fixed Rent as set forth below by (i) check sent to Landlord c/o Brandywine Realty Trust, P.O. Box 11951, Newark, NJ 07101-4951 or (ii) wire transfer of immediately available funds to the account at Wachovia Bank, Salem NJ account no. 2030000359075 ABA #031201467; such transfer to be confirmed by Landlord’s accounting department upon written request by Tenant. All payments must include the following information: Building #592 and Lease #______. The Lease # will be provided to Tenant in the Confirmation of Lease Term. Fixed Rent and all other sums due from Tenant under this Lease shall collectively be defined as “Rent”.

LEASE YEAR	PER R.S.F.		INSTALLMENTS	FIXED RENT

4/1/10-5/31/10	$0.00,	*	$0.00	$0.00

6/1/10-3/31/11	$26.50,	* (based upon	$14,005.25	$168,063.00
	6,342	rentable square feet)

4/1/11-3/31/12	$27.30,	*	$16,703.05	$200,436.60

4/1/12-3/31/13	$28.12,	*	$17,204.75	$206.457.04

4/1/13-3/31/14	$28.96,	*	$17,718.69	$212,624.32

4/1/14-3/31/15	$29.83,	*	$18,250.99	$219,011.86

4/1/15-3/31/16	$30.72,	*	$18,795.52	$225,546.24

4/1/16-5/31/17	$31.64,	*	$19,358.41	$232,300.88

* plus any charges set forth in Articles 4 and 5 below

(b)   Tenant shall pay the first full month’s installment of Fixed Rent (or such initial partial month) and the Security Deposit (as defined below) by two separate checks upon the Tenant’s execution of this Lease. If any amount due from Tenant is not paid to Landlord when due, Tenant shall also pay as Additional Rent (as defined in  Article 4 hereof) a late fee of five (5%) percent of the total payment then due. The late fee shall accrue on the initial date of a payment’s due date, irrespective of any grace period granted hereunder. Tenant shall be required to pay a security deposit of $16,703.05 under this Lease (the “Security Deposit”), as security for the prompt and complete performance by Tenant of every provision of this Lease. No interest shall be paid to Tenant on the Security Deposit. If Tenant fails to perform any of its obligations hereunder. Landlord may use, apply or retain the whole or any part of the Security Deposit for the payment of (i) any rent or other sums of money which Tenant may not have paid when due, and/or (ii) any sum which Landlord may expend or be required to expend by reason of Tenant’s default. The use of the Security Deposit by Landlord shall not prevent Landlord from exercising any other remedy provided by this Lease or by law and shall not operate as either liquidated damages or as a limitation on any recovery to which Landlord may otherwise be entitled. If any portion of the Security Deposit is used, applied or retained by Landlord, Tenant agrees, within five (5) days after the written demand therefor is made by Landlord, to deposit cash with the Landlord in an amount sufficient to restore the Security Deposit to its original amount. In addition to the foregoing, if Tenant defaults (irrespective of the fact that Tenant cured such default) more than once in its performance of a monetary obligation and such monetary defaults aggregate in excess of $50,109.15 under this Lease. Landlord may require Tenant to increase the Security Deposit to the greater of twice the (i) Fixed Rent then paid monthly, or (ii) the initial amount of the Security Deposit. If Tenant shall fully comply with all of the provisions of this Lease, the Security Deposit, or any balance thereof, shall be returned to Tenant within a reasonable time after the later of expiration of the Term or Tenant’s surrender of the Premises as required hereunder. Upon the return of the Security Deposit to the original Tenant hereunder, or the remaining balance thereof, Landlord shall be completely relieved of liability with respect to the Security Deposit. In the event of a transfer of the Building, Landlord shall have the right to transfer the Security Deposit and Landlord shall thereupon be released by Tenant from all liability for the return of such Security Deposit. Upon the assumption of such Security Deposit by the transferee, Tenant agrees to look solely to the new landlord for the return of said Security Deposit.

4.             ADDITIONAL RENT.

(a)   Commencing on the Commencement Date, and in each calendar year thereafter during the Term, Tenant shall pay in advance on a monthly basis to Landlord, Tenant’s Share of the “Recognized Expenses”, without deduction, counterclaim or setoff, to the extent such Recognized Expenses exceed the Recognized Expenses in calendar year 2010 (“Base Year”). Tenant’s Share is 7.18%, which is 7,342/102,243. Recognized Expenses are (i) all reasonable “Operating Costs and Expenses” related to the maintenance, operation and repair of the Project incurred by Landlord, including but not limited to management fee not to exceed three (3%) percent of Rent; common area electric; and capital expenditures and capital repairs and replacements shall be included as operating expenses solely to the extent of the amortized costs of same over the useful life of the improvement in accordance with generally accepted accounting principles such useful life not to exceed five (5) years; (ii) all insurance premiums payable by Landlord for insurance with respect to the Project and (iii) Taxes payable on the Project. Each of the Recognized Expenses shall for all purposes be treated and considered as Additional Rent, Tenant shall pay, in monthly installments in advance, on account of Tenant’s Share of Recognized Expenses, the estimated amount of the increase of such Recognized Expenses for such year in excess of the Base Year as determined by Landlord in its reasonable discretion. Prior to the end of the calendar year in which the Lease commences and thereafter for each successive calendar year (each, a “Lease Year”), or part thereof, Landlord shall send to Tenant a statement of projected increases in Recognized Expenses in excess of the Base Year and shall indicate what Tenant’s Share of Recognized Expenses shall be. As soon as administratively available, Landlord shall send to Tenant a statement of actual Recognized Expenses for the  prior Lease Year showing the Share due from Tenant In the event the amount prepaid by Tenant exceeds the amount that was actually due then Landlord shall issue a credit to Tenant in an amount equal to the over charge, which credit Tenant may apply to future payments on account of Recognized Expenses until Tenant has been fully credited with the over charge. If the credit due to Tenant is more than the aggregate total of future rental payments, Landlord shall pay to Tenant the difference between the credit in such aggregate total. In the event Landlord has undercharged Tenant, then Landlord shall send Tenant an invoice with the additional amount due, which amount shall be paid in full by Tenant within thirty (30) days of receipt.

(b)   Operating Costs and expenses shall not include any of the following:

(i)  Repairs or other work occasioned by fire, windstorm or other insured casualty or by the exercise of the right of eminent domain to the extent of insurance proceeds or condemnation awards received therefor;

(ii)  Leasing commissions, accountants’, consultants’, auditors or attorneys’ fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with other tenants or prospective tenants or other occupants, or associated with the enforcement of any other leases or the defense of Landlord’s title to or interest in the real property or any part thereof;

(iii)  Costs incurred by Landlord in connection with construction of the Building and related facilities, the correction of latent defects in construction of the Building or the discharge of Landlord’s Work;

(iv)  Costs (including permit, licenses and inspection fees) incurred in renovating or otherwise improving or decorating, painting, or redecorating the Building or space for other tenants or other occupants or vacant space;

(v)  Depreciation and amortization;

(vi)  Costs incurred due to a breach by Landlord or any other tenant of the terms and conditions of any lease;

(vii)  Overhead and profit increment paid to subsidiaries or affiliates of Landlord for management or other services on or to the Building or for supplies, utilities or other materials, to the extent that the costs of such services, supplies, utilities or materials exceed the reasonable costs that would have been paid had the services, supplies or materials been provided by unaffiliated parties on a reasonable basis without taking into effect volume discounts or rebates offered to Landlord as a portfolio purchaser;

(viii)  Interest on debt or amortization payments on any mortgage or deeds of trust or any other borrowings and any ground rent;

(ix)  Ground rents or rentals payable by Landlord pursuant to any over-lease;

(x)  Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

(xi)  Costs incurred in managing or operating any “pay for” parking facilities within the Project;

(xii) Expenses resulting from the gross negligence or willful misconduct of Landlord;

(xiii)  Any fines or fees for Landlord’s failure to comply with governmental, quasi-governmental, or regulatory agencies’ rules and regulations;

(xiv)  Legal, accounting and other expenses related to Landlord’s financing, re-financing, mortgaging or selling the Building or the Project;

(xv)  Costs for sculpture, decorations, painting or other objects of art in excess of amounts typically spent for such items in office buildings of comparable quality in the competitive area of the Building;

(xvi)  Cost of any political, charitable or civic contribution or donation; and

(xvii)  Costs that are capital in nature except as provided in subsection 4(a) hereof.

(c)   Tenant shall have the right, at its sole cost and expense, within ninety (90) days from receipt of Landlord’s statement of Recognized Expenses, to audit or have its appointed accountant audit Landlord’s records related to Recognized Expenses provided that any such audit may not occur more frequently than once each calendar year nor apply to any year prior to the year of the statement being reviewed. In the event Tenant’s audit discloses any discrepancy, Landlord and Tenant shall use their best efforts to resolve the dispute and make an appropriate adjustment, failing which, they shall submit any such dispute to arbitration pursuant to the rules and under the jurisdiction of the American Arbitration Association in Philadelphia, Pennsylvania. The decision rendered in such arbitration shall be final, binding and non-appealable. The expenses of arbitration, other than individual legal and accounting expenses which shall be the respective parties’ responsibility, shall be divided equally between the parties. In the event, by agreement or as a result of an arbitration decision, it is determined that the actual Recognized Expenses exceeded those claimed by the Landlord by more than ten percent (10%), the actual, reasonable hourly costs to Tenant of Tenant’s audit (including legal and accounting costs) shall be reimbursed by Landlord. In the event Tenant utilizes a contingent fee auditor and Landlord is responsible for the payment of such auditor, Landlord shall only pay the reasonable hourly fee of such auditor.

5.             ELECTRICITY CHARGES. Landlord shall not be liable for any interruption or delay in electric or any other utility service for any reason unless caused by the gross negligence or willful misconduct of Landlord or its agents. Landlord shall have the right to change the electric and other utility provider to the Project or Building at any time. Notwithstanding anything in this Lease to the contrary, Tenant shall pay to Landlord, as Additional Rent, all charges incurred by Landlord or its agent for electricity; such charges for the Premises shall be based upon Tenant’s Share and such common area charges for the Building shall be based on Tenant’s Share. The aforesaid electricity charges shall commence upon occupancy by Tenant of the Premises. Landlord shall have the right to estimate the electric charge but shall be required to reconcile on en annual basis based on invoices received for such period.

Except for reasons outside of Landlord’s control, Landlord, during the hours of 8:00 A.M. to 6:00 P.M. on weekdays and on Saturdays from 8:00 A.M. to 1:00 P.M. (“Working Hours”), excluding legal holidays, shall furnish the Premises with heat and air-conditioning in the respective seasons, and at all times provide the Premises with electricity for lighting and usual office equipment. At any hours other than the aforementioned, such heat and air-conditioning services will be provided at Tenant’s expense at $75.00 per hour. Notwithstanding anything herein to the contrary, if Landlord reasonably determines that Tenant’s use of electricity is excessive, Tenant agrees to pay for the installation of a separate electric meter to measure electrical usage in excess of normal office use and to pay Landlord for all such excess electricity registered in such submeter.

6.             SIGNS; USE OF PREMISES AND COMMON AREAS. Landlord shall provide the original Tenant hereinabove named with standard identification signage on all Building directories and at the entrance to the Premises. No other signs shall be placed, erected or maintained by Tenant at any place upon the Premises, Building or Project. Tenant’s use of the Premises shall be limited to general office use and storage incidental thereto (“Permitted Use”). The Permitted Use shall be subject to all applicable laws and governmental rules and regulations and to all reasonable requirements of the insurers of the Building Tenant shall not install in or for the Premises, any equipment which requires more electric current than is standard. Tenant shall have the right, non-exclusive and in common with others, to use (i) the exterior paved driveways and walkways of the Building for vehicular and pedestrian access to the Building, (ii) the internal common area, including elevators and (iii) the designated parking areas of the Project for the parking of automobiles of Tenant and its employees and business visitors; provided Landlord shall have the right in its sole discretion and from time to time, to construct, maintain, operate, repair, close, limit, take out of service, alter, change and modify all or any part of the common areas of the Project, including without limitation, reasonably restrict or limit Tenant’s utilization of the parking areas in the event the same become overburdened and in such case to equitably allocate on proportionate basis or assign parking spaces among Tenant and the other tenants of the Building.

7.             ENVIRONMENTAL MATTERS. Tenant shall not generate, manufacture, refine, transport, treat, store, handle, dispose, bring or otherwise cause to be brought or permit any of its agents, employees, contractors or invitees to bring in, on or about any part of the Premises, Building or Project, any hazardous substance or hazardous waste in violation of applicable law.

8.             TENANTS ALTERATIONS. Tenant will not cut or drill into or secure any fixture, apparatus or equipment or make alterations, improvements or physical additions (collectively, “Alterations”) of any kind to any part of the Premises without first obtaining the written consent of Landlord, such consent not to be unreasonably withheld. Notwithstanding anything in this Lease to the contrary, all furniture, trade fixtures and equipment (including telephone, security and communication equipment system wiring and cabling) installed by or for Tenant, its assignees or sublessees shall be removed by Tenant at the termination of this Lease.

9.             ASSIGNMENT AND SUBLETTING.

(a)   Tenant shall not, without the prior written consent of Landlord, such consent not to be unreasonably withheld, assign this Lease or any interest herein or sublet the Premises or any part thereof. Any of the foregoing acts without such consent shall be void. If at any time during the Term Tenant desires to assign this Lease or sublet all or any part of the Premises, Tenant shall give notice to Landlord of such desire, including the name, address and contact party for the proposed assignee or subtenant, the effective date of the proposed assignment or sublease (including the proposed occupancy date by the proposed assignee or sublessee), and in the instance of a proposed sublease, the square footage to be subleased, a floor plan professionally drawn to scale depicting the proposed sublease area, and a statement of the duration of the proposed sublease (which shall in any and all events expire by its terms prior to the scheduled expiration of this Lease, and immediately upon the sooner termination hereof). Landlord may, at its option, exercisable by notice given to Tenant within forty-five (45) days next following Landlord’s receipt of Tenant’s notice, elect to recapture the Premises if Tenant is proposing to sublet or terminate this Lease in the event of an assignment. Regardless of Landlord’s consent, no subletting or assignment shall release Tenant of Tenant’s obligation or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder for the remainder of the then current Lease Term. Landlord shall be entitled to a $250 fee for consenting to any sublet or assignment.

(b)   The parties agree that if shall not be unreasonable to Landlord to withhold its consent to any assignment or sublease if: (i) the proposed assignee or sublessee shall have a net worth which is not acceptable to Landlord in Landlord’s reasonable discretion; (ii) the proposed assignee or sublessee shall have no reliable credit history or an unfavorable credit history, or other reasonable evidence exists that the proposed assignee or sublessee will experience difficulty in satisfying its financial or other obligations under this Lease; (iii) the proposed assignee of sublessee, in Landlord’s reasonable opinion, is not reputable and of good character; (iv) the portion of the Premises requested to be subleased renders the balance of the Premises unleasable as a separate area; (v) Tenant is proposing a sublease at a rental or subrental rate which is less than the then fair market rental rate for the portion of the Premises being subleased or assigned, or Tenant is proposing to assign or sublease to an existing tenant of the Building or another property owned by Landlord or by its partners, or to another prospect with whom Landlord or its partners, or their affiliates are then negotiating; (vi) the proposed assignee or sublessee will cause Landlord’s existing parking facilities to be reasonably inadequate, or in violation of code requirements, or require Landlord to increase the parking area or the number of parking spaces to meet code requirements, or the nature of such party’s business shall reasonably require more than four (4) parking spaces per 1,000 rentable square feet of floor space, or (vii) the nature of such party’s proposed business operation would or might reasonably permit or require the use of the Premises in a manner inconsistent with the “Permitted Use” specified herein, would or might reasonably otherwise be in conflict with express provisions of this Lease, would or might reasonably violate the terms of any other lease for the Building, or would, in Landlord’s reasonable judgment, otherwise be incompatible with other tenancies in the Building.

(c)   Notwithstanding anything to the contrary in this Article 9(a) and 9(b), Tenant may, after notice to, but without the consent of Landlord, assign this Lease to an affiliate (i.e., a corporation 50% or more of whose capital stock is owned by the same stockholders owning 50% or more of Tenant’s capital stock), parent or subsidiary corporation of Tenant or to a corporation to which it sells or assigns all of substantially all of its assets or stock or with which it may be consolidated or merged (“Affiliate”), provided such purchasing, consolidated, merged, affiliated or subsidiary corporation shall, in writing, assume and agree to perform all of the obligations of Tenant under this Lease, shall have a net worth at least equal to $10,000,000, and it shall deliver such assumption with a copy of such assignment to Landlord within ten (10) days thereafter, and provided further that Tenant shall not be released or discharged from any liability under this Lease by reason of such assignment.

10.           LANDLORD’S RIGHT OF ENTRY. Landlord and persons authorized by Landlord may enter the Premises at all reasonable times upon reasonable advance notice (or any time without notice in the case of an emergency). Landlord shall not be liable for inconvenience to or disturbance of Tenant by reason of any such entry; provided, however, that in the case of repairs or work, such shall be done, so far as practicable, so as to not unreasonably interfere with Tenant’s use of the Premises.

11.           REPAIRS AND MAINTENANCE. Tenant, at its sole cost and expense, shall keep and maintain the Premises in good order and condition, free of rubbish, and shall promptly make all non-structural repairs necessary to keep and maintain such good order and condition. Tenant shall have the option of replacing lights, ballasts, tubes, ceiling tiles, outlets and similar equipment itself or it shall have the ability to advise Landlord of Tenant’s desire to have Landlord make such repairs. If requested by Tenant, Landlord shall make such repairs to the Premises within a reasonable time of notice to Landlord and shall charge Tenant for such services at Landlord’s standard rate (such rate to be competitive with the market rate for such services). When used in this Article 11, the term “repairs” shall include replacements and renewals when necessary. All repairs made by Tenant or Landlord shall utilize materials and equipment which are at least equal in quality and usefulness to those originally used in constructing the Building and the Premises. Landlord shall provide the janitorial services for the Premises set forth on Exhibit “C”.

12.           INSURANCE: SUBROGATION RIGHTS.

(a)   Tenant shall obtain and keep in force at all times during the term hereof, at its own expense, commercial general liability insurance including contractual liability and personal injury liability and all similar coverage with total limits including the Umbrella limits of $3,000,000 on account of bodily injury to or death of one or more persons as the result of any one accident or disaster and on account of damage to property, or in such other amounts as Landlord may from time to time reasonably require. Tenant shall also require its movers to procure and deliver to Landlord a certificate of insurance naming Landlord as an additional insured. Tenant shall, at its sole cost and expense, maintain in full force and effect on all Tenant’s trade fixtures, equipment and personal property on the Premises, a policy of “special form” property insurance covering the full replacement value of such property. All liability insurance required hereunder shall not be subject to cancellation without at least thirty (30) days prior notice to all insureds, and shall name Tenant as insured and Landlord and Brandywine Realty Trust as additional insureds, and, if requested by Landlord, shall also name as an additional insured any mortgagee or holder of any mortgage which may be or become a lien upon any part of the Premises. Prior to the commencement of the Tern, Tenant shall provide Landlord with certificates which evidence that the coverages required have been obtained for the policy periods. Tenant shall also furnish to Landlord throughout the Term replacement certificates at least thirty (30) days prior to the expiration dates of the then current policy or policies. All the insurance required under this Lease shall be issued by insurance companies authorized to do business in the Commonwealth of Pennsylvania with a financial rating of at least an A-X as rated in the most recent edition of Best’s Insurance Reports and in business for the past five years. The limit of any such insurance shall not limit the liability of Tenant hereunder. If Tenant fails to maintain such insurance, Landlord may, but is not required to, procure and maintain the same, at Tenant’s expense to be reimbursed by Tenant as Additional Rent within ten (10) days of written demand. Any deductible under such insurance policy in excess of Twenty Five Thousand ($25,000) must be approved by Landlord in writing prior to issuance of such policy. Tenant shall not self-insure without Landlord’s prior written consent. Each party hereto, and anyone claiming through or under them by way of subrogation, waives and releases any cause of action it might have against the other party and Brandywine Realty Trust and their respective employees, officers, members, partners, trustees and agents, on account of any loss or damage that is insured against under any insurance policy required to be obtained hereunder or otherwise, and Landlord hereby agrees to defend, indemnify and hold Tenant harmless at all times as to any related claim(s) of Brandywine Realty Trust. Each party agrees that it shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s right of recovery under subrogation or otherwise against the other party.

(b)   Landlord shall obtain and maintain the following insurance during the Term of this Lease: (i) replacement cost insurance including “special form” property insurance on the Building and on the Project, (ii) builder’s risk insurance for the Landlord Work to be constructed by Landlord in the Project, and (iii) commercial general liability insurance (including bodily injury and property damage) covering Landlord’s operations at the Project in amounts reasonably required by the Landlord’s lender or Landlord.

13.           INDEMNIFICATION.

(a)   Tenant shall defend, indemnify and hold harmless Landlord, Brandywine Realty Trust and their respective employees and agents from and against any and all third-party claims, actions, damages, liability and expense (including all reasonable attorney’s fees, expenses and liabilities incurred in defense of any such claim or any action or proceeding brought thereon) arising from any activity, work or things done, permitted or suffered by Tenant or its agents, licensees or invitees in or about the Premises, the Building or the Project contrary to the requirements of this Lease, and any negligence or willful act of Tenant or any of Tenant’s agents, contractors, employees or invitees. Without limiting the generality of the foregoing. Tenant’s obligations shall include any case in which Landlord or Brandywine Realty Trust shall be made a party to any litigation commenced by or against Tenant, its agents, subtenants, licensees, concessionaires, contractors, customers or employees, in which case Tenant shall defend, indemnify and hold harmless Landlord and Brandywine Realty Trust and shall pay all costs, expenses and reasonable attorney’s fees incurred or paid by Landlord and Brandywine Realty Trust in connection with such litigation, after notice to Tenant and Tenant’s refusal to defend such litigation, and upon notice from Landlord shall defend the same at Tenant’s expense by counsel satisfactory to Landlord

(b)   Landlord shall defend, indemnify and hold harmless Tenant and its respective employees and agents from and against any and all third-party claims, actions, damages, liability and expense (including all attorney’s fees, expenses and liabilities incurred in defense of any such claim or any action or proceeding brought thereon) arising from any activity, work or things done, permitted or suffered by Landlord or its agents in or about the Premises, the Building or the Project contrary to the requirements of the Lease, any breach or default in the performance of any obligation of Landlord’s part to be performed under the terms of this Lease, and any negligence or willful act of Landlord or any of Landlord’s agents, contractors, employees or invitees. Without limiting the generality of the foregoing, Landlord’s obligations shall include any case in which Tenant shall be made a party to any litigation commenced by or against Landlord, its agents, subtenants, licensees, concessionaires, contractors, customers or employees, in which case Landlord shall defend, indemnify and hold harmless Tenant and its respective employees and agents, and shall pay all costs, expenses and reasonable attorney’s fees incurred or paid by Tenant (again, as well as its respective employees and agents) in connection with such litigation, after notice to Landlord and Landlord’s refusal to defend such litigation, and upon notice from Tenant shall defend the same at Landlord’s expense by counsel satisfactory to Tenant.

14.           FIRE DAMAGE. If (i) the casualty damage is of a nature or extent that, in Landlord’s reasonable judgment, the repair and restoration work would require more than two hundred ten (210) consecutive days to complete after the casualty (assuming normal work crews not engaged in overtime), or (ii) more than thirty (30%) percent of the total area of the Building is extensively damaged, or (iii) the casualty occurs in the last Lease Year of the Term and Tenant has not exercised a renewal right or (iv) insurance proceeds are unavailable or insufficient, either party shall have the right to terminate this Lease and all the unaccrued obligations of the parties hereto, by sending written notice of such termination to the other within thirty (30) days of the date of casualty. Such notice is to specify a termination date no less than fifteen (15) days after its transmission. In the event of damage or destruction to the Premises or any part thereof as set forth in subsections (i), (ii) or (iii) above and neither party has terminated this Lease, Tenant’s obligation to pay Fixed Rent and Additional Rent shall be equitably adjusted or abated for such time as the Premises is not capable of being used by Tenant for its Permitted Use.

15.           SUBORDINATION: RIGHTS OF MORTGAGEE. This Lease shall be subordinate at all times to the lien of any mortgages now or hereafter placed upon the Premises, Building and/or Project and land of which they are a part without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination. Tenant further agrees to execute and deliver within ten (10) day of demand such further instrument evidencing such subordination and attornment as shall be reasonably required by any mortgagee. If Landlord shall be or is alleged to be in default of any of its obligations owing to Tenant under this Lease, Tenant shall give to the holder of any mortgage (the “Mortgagee”) now or hereafter placed upon the Premises, Building and/or Project, notice by overnight mail of any such default which Tenant shall have served upon Landlord. Tenant shall not be entitled to exercise any right or remedy as there may be because of any default by Landlord without having given such notice to the Mortgagee. If Landlord shall fail to cure such default, the Mortgagee shall have forty-five (45) additional days within which to cure such default.

16.           CONDEMNATION. If in Landlord’s reasonable judgement a taking renders the Building unsuitable at Landlord’s option, this Lease shall, at either party’s option, terminate as of the date title to the condemned real estate vests in the condemnor, and the Rent herein reserved shall be apportioned and paid in full by Tenant to Landlord to that date and all rent prepaid for period beyond that date shall forthwith be repaid by Landlord to Tenant and neither party shall thereafter have any liability hereunder. If this Lease is not terminated after any such taking or condemnation, the Fixed Rent and the Additional Rent shall be equitably reduced in proportion to the area of the Premises which has been taken for the balance of the Term. Tenant shall have the right to make a claim against the condemnor for moving expenses and business dislocation damages to the extent that such claim does not reduce the sums otherwise payable by the condemnor to Landlord.

17.           ESTOPPEL CERTIFICATE. Each party agrees at any time and from time to time, within ten (10) days after the other party’s written request, to execute and deliver to the other party a written instrument in recordable form certifying all information reasonably requested.

18.           DEFAULT. If Tenant fails to pay any installment of Rent when due; provided, however, Landlord shall provide written notice of the failure to pay such Rent and Tenant shall have a five (5) business day grace period from its receipt of such Landlord’s notice within which to pay such Rent without creating a default hereunder. The late fee set forth in Article 3 hereof shall be due on the first day after such payment is due irrespective of the foregoing notice and grace period; Tenant “vacates” the Premises (other than in the case of a permitted subletting or assignment) or permits the same to be unoccupied; Tenant fails to bond over a construction or mechanics lien within twenty (20) days of demand; Tenant fails to observe or perform any of Tenant’s other non-monetary agreements or obligations herein contained within twenty (20) days after written notice specifying the default, or the expiration of such additional time period as is reasonably necessary to cure such default, provided Tenant immediately commences and thereafter proceeds with all due diligence and in good faith to cure such default; then, in any such event, an “Event of Default” shall be deemed to exist and Tenant shall be in default hereunder.

If an Event of Default shall occur, the following provisions shall apply and Landlord shall have, in addition to all other rights and remedies available at law or in equity, including the right to terminate the Lease, the rights and remedies set forth herein, which may be exercised upon or at any time following the occurrence of an Event of Default. 1. Acceleration of Rent. By notice to Tenant, Landlord shall have the right to accelerate all Rent and all expense due hereunder and otherwise payable in installments over the remainder of the Term; and the amount of accelerated rent to the termination date, without further notice or demand for payment, shall be due and payable by Tenant within five (5) days after Landlord has so notified Tenant, such amount collected from Tenant shall be discounted to present value using an interest rate of six percent (6%) per annum. Additional Rent which has not been included, in whole or in part, in accelerated rent, shall be due and payable by Tenant during the remainder of the Term, in the amounts and at the times otherwise provided for in this Lease. 2. Landlord’s Damages. The damages which Landlord shall be entitled to recover from Tenant shall be the sum of: (i) all Fixed Rent and Additional Rent accrued and unpaid as of the termination date; and (ii)(a) all reasonable costs and expenses incurred by Landlord in recovering possession of the Premises, including legal fees, and removal and storage of Tenant’s property, (ii)(b) the reasonable costs and expenses of restoring the Premises to the condition in which the same were to have been surrendered by Tenant as of the expiration of the Term, and (ii)(c) the costs of reletting commissions; and (iii) all Fixed Rent and Additional Rent otherwise payable by Tenant over the remainder of the Term as reduced to present value and all consequential damages relating to Tenant’s breach of this Lease, less deducting from the total determined under subsections (i), (ii) and (iii) above, all Rent which Landlord receives from other tenant(s) by reason of the leasing of the Premises during any period falling within the otherwise remainder of the Term. Landlord agrees to use reasonable efforts to mitigate its damages, provided that Landlord shall not be liable to Tenant for its inability to mitigate damages if it shall endeavor to relet the Premises in like manner as it offers other comparable vacant space or property available for leasing to others in the Project of which the Building is a part. 3. Landlord’s Right to Cure. Without limiting the generality of the foregoing, if Tenant shall fail to perform any of its obligations hereunder, Landlord may, in addition to any other rights it may have in law or in equity, cure such default on behalf of Tenant, and Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including reasonable attorneys’ fees and other legal expenses, together with interest at a rate of twelve (12%) percent (“Default Rate”) from the dates of Landlord’s incurring of costs or expenses. 4. Interest on Damage Amounts. Any sums payable by Tenant hereunder, which are not paid after the same shall be due, shall bear interest at the Default Rate. 5. No Waiver by Landlord. No delay or forbearance by Landlord in exercising any right or remedy hereunder, or Landlord’s undertaking or performing any act or matter which is not expressly required to be undertaken by Landlord shall be construed, respectively, to be a waiver of Landlord’s rights or to represent any agreement by Landlord to undertake or perform such act or matter thereafter. Waiver by Landlord of any breach by Tenant of any covenant or condition herein contained (which waiver shall be effective only if so expressed in writing by Landlord) or failure by Landlord to exercise any right or remedy in respect of any such breach shall not constitute a waiver or relinquishment for the  future of Landlord’s right to have any such covenant or condition duly performed or observed by Tenant, or of Landlord’s rights arising because of any subsequent breach of any such covenant or condition nor bar any right or remedy of Landlord in respect of such breach or any subsequent breach.

In addition to, and not in lieu of any of the foregoing rights granted to Landlord:

WHEN THIS LEASE OR TENANT’S RIGHT OF POSSESSION SHALL BE TERMINATED BY COVENANT OR CONDITION BROKEN, OR FOR ANY OTHER REASON, EITHER DURING THE TERM OF THIS LEASE OR ANY RENEWAL OR EXTENSION THEREOF, AND ALSO WHEN AND AS SOON AS THE TERM HEREBY CREATED OR ANY EXTENSION THEREOF SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY AS ATTORNEY FOR TENANT TO FILE AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OF PROCEEDINGS, WHATSOEVER, AND PROVIDED THAT IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE PREMISES HEREBY DEMISED REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON THE TERMINATION OF THIS LEASE AS HEREINBEFORE SET FORTH, TO BRING ONE OR MORE ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE SAID PREMISES.

In any action to confess judgment in ejectment, Landlord shall first cause to be filed in such action an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence, and if a true copy of this Lease (and of the truth of the copy such affidavit shall be sufficient evidence) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of Court, custom or practice to the contrary notwithstanding.

[ILLEGIBLE] (INITIAL). TENANT WAIVER. TENANT SPECIFICALLY ACKNOWLEDGES THAT TENANT HAS VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVED CERTAIN DUE PROCESS RIGHTS TO A PREJUDGMENT HEARING BY AGREEING TO THE TERMS OF THE FOREGOING PARAGRAPHS REGARDING CONFESSION OF JUDGMENT. TENANT FURTHER SPECIFICALLY AGREES THAT IN THE EVENT OF DEFAULT, LANDLORD MAY PURSUE MULTIPLE REMEDIES INCLUDING OBTAINING POSSESSION PURSUANT TO A JUDGMENT BY CONFESSION AND EXECUTING UPON SUCH JUDGMENT. IN SUCH EVENT AND SUBJECT TO THE TERMS SET FORTH HEREIN, LANDLORD SHALL PROVIDE FULL CREDIT TO TENANT FOR ANY MONTHLY CONSIDERATION WHICH LANDLORD RECEIVES FOR THE LEASED PREMISES IN MITIGATION OF ANY OBLIGATION OF TENANT TO LANDLORD FOR THAT MONEY. FURTHERMORE, TENANT SPECIFICALLY WAIVES ANY CLAIM AGAINST LANDLORD AND LANDLORD’S COUNSEL FOR VIOLATION OF TENANTS CONSTITUTIONAL RIGHTS IN THE EVENT THAT JUDGMENT IFOR POSSESSION IS CONFESSED PURSUANT TO THIS LEASE.

19.           SURRENDER. Tenant shall, at the expiration of the Term, promptly quit and surrender the Premises in good order and condition, normal wear and tear and damages caused by fire and other casualty excepted, and in conformity with the applicable provisions of this Lease. Tenant shall have no right to hold over beyond the expiration of the Term and in the event Tenant fails to deliver possession of the Premises as herein provided, Tenant’s occupancy shall not be construed to effect or constitute anything other than a tenancy at sufferance. During the first thirty days occupancy beyond the expiration of the Term, the amount of Fixed Rent owed to Landlord by Tenant shall automatically increase for an additional month at one hundred fifty percent (150%), the sum of the Rent as those sums are at that time calculated under the provisions of the Lease. Thereafter, the amount of Fixed Rent owed to Landlord by Tenant shall automatically increase, on a month to month basis, at two hundred percent (200%), the sum of the Rent as those sums are at that time calculated under the provisions of the Lease. The acceptance of rent by Landlord or the failure or delay of Landlord in notifying or evicting Tenant following the expiration or sooner termination of the Term shall not create any tenancy rights in Tenant and any such payments by Tenant may be applied by Landlord against its costs and expenses, including attorney’s fees, incurred by Landlord as a result of such holdover.

20.           RULES AND REGULATIONS. At all times during the Term, Tenant, its employees, agents, invitees and licenses shall comply with all rules and regulations specified on Exhibit “D” attached hereto and made a part hereof, together with all reasonable rules and regulations as Landlord may from time to time promulgate provided they do not materially increase the financial burdens of Tenant or take away any rights specifically provided to Tenant in this Lease. In the event of an inconsistency between the rules and regulations and this Lease, the provisions of this Lease shall control.

21.           GOVERNMENTAL REGULATIONS. Tenant shall, in the use and occupancy of the Premises and the conduct of Tenant’s business or profession therein, at all times comply with all applicable laws, ordinances, orders, notices, rules and regulations of the federal, state and municipal governments. Landlord shall be responsible for compliance with Title III of the Americans with Disabilities Act of 1990, 42 U.S.C. §12181 et seq. and its regulations, (collectively, the “ADA”) (i) as to the design and construction of exterior and interior common areas (e.g. sidewalks and parking areas) and (ii) with respect to the initial design and construction by Landlord. Except as set forth above in the initial sentence hereto, Tenant shall be responsible for compliance with the ADA in all other respects concerning the use and occupancy of the Premises, which compliance shall include, without limitation (i) provision for full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of the Premises as contemplated by and to the extent required by the ADA, (ii) compliance relating to requirements under the ADA or amendments thereto arising after the date of this Lease and (iii) compliance relating to the design, layout, renovation, redecorating, refurbishment, alteration, or improvement to the Premises made or requested by Tenant at any time following completion of the Landlord’s Work.

22.           NOTICES. Wherever a notice is required, notice shall be deemed to have been duly given if in writing and either: (i) personally served; (ii) delivered by pre-paid nationally recognized overnight courier service; (iii) forwarded by Registered or Certified mail, return receipt requested, postage prepaid; (iv) facsimile with a copy mailed by first class U.S. mail or (v) e-mailed with evidence of receipt and delivery of a copy of the notice by first class mail; in all such cases addressed to the parties at the following addresses:

Tenant:	Emtec, Inc.
11 Diamond Rd,
Springfield, NJ
Attn: CFO (Greg Chandler)
Fax No:
E-Mail: gregchandler@emtecinc.com

Landlord:	Radnor Center Associates
555 East Lancaster Ave, Suite 100
Radnor, PA 19087
Attn: H. Jeffrey DeVuono
Fax No: 610-325-5622
E-Mail: jeff.devuono@bdnreit.com

with a copy to:

Brandywine Realty Trust
555 East Lancaster Ave, Suite 100
Radnor, PA 19087
Attn: Brad A. Molotsky
Fax No.: 610-832-4928
E-Mail: brad.molotsky@bdnreit.com

Each such notice shall be deemed to have been given to or served upon the party to which addressed on the date the same is delivered or delivery is refused.

23.           BROKERS. Landlord and Tenant each represents and warrants to the other that such party has had no dealings, negotiations or consultations with respect to the Premises or this transaction with any broker or finder other than Jones Lang LaSalle. Each party shall indemnify and hold the other harmless from and against all liability, cost and expense, including attorney’s fees and court costs, arising out of any misrepresentation or breach of warranty under this Article. The broker shall be paid by Landlord pursuant to a separate agreement.

24.           LANDLORD’S LIABILITY. Landlord’s obligations hereunder shall be binding upon Landlord only for the period of time that Landlord is in ownership of the Building; and, upon termination of that ownership, Tenant, except as to any obligations which are then due and owing, shall look solely to Landlord’s successor in interest in the Building for the satisfaction of each and every obligation of Landlord hereunder. Landlord shall have no personal liability under any of the terms, conditions or covenants of this Lease and Tenant shall look solely to the equity of Landlord in the Building for the satisfaction of any claim, remedy or cause of action accruing to Tenant as a result of the breach of any section of this Lease by Landlord. In addition to the foregoing, no recourse shall be had for an obligation of Landlord hereunder, or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, member, partner, shareholder, officer, director, partner, agent or employee of Landlord, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such other liability being expressly waived and released by Tenant with respect to the above-named individuals and entities.

25.           RELOCATION. Landlord, at its sole expense, on at least sixty (60) days’ prior written notice to Tenant, may require Tenant to move from the Premises to another corner suite of substantially comparable size and decor in the Building or in the Project. In the event of any such relocation, Landlord shall pay all the expenses of preparing and decorating the new premises so that they will be substantially similar to the Premises and shall also pay the expenses of moving Tenant’s furniture and equipment to the new premises.

26.           MISCELLANEOUS PROVISIONS. (a) Successors. The respective rights and obligations provided in this Lease shall bind and inure to the benefit of the parties hereto, their successors and assigns; provided, however, that no rights shall inure to the benefit of any successors or assigns of Tenant unless Landlord’s written consent for the transfer to such successor and/or assignee has first been obtained as provided in Article 9 hereof; (b) Governing Law. This Lease shall be construed, governed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles relating to conflicts of law; (c) Entire Agreement. This Lease, including the Exhibits and any Riders hereto, supersedes any prior discussions, proposals, negotiations and discussions between the parties and the Lease contains all the agreements, conditions, understandings, representations and warranties made between the parties hereto with respect to the subject matter hereof, and may not be modified orally or in any manner other than by an agreement in writing signed by both parties hereto or their respective successors in interest. Without in any way limiting the generality of the foregoing, this Lease can only be extended pursuant to the terms hereof, with the due exercise of an option (if any) contained herein or through a written agreement signed by both Landlord and Tenant specifically extending the Term. No negotiations, correspondence by Landlord or offers to extend the term shall be deemed an extension of the termination date for any period whatsoever; (d) Time of the Essence. TIME IS OF THE ESSENCE IN ALL PROVISIONS OF THIS LEASE, INCLUDING ALL NOTICE PROVISIONS TO BE PERFORMED BY OR ON BEHALF OF TENANT; (e) Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than any payment of Fixed Rent or Additional Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Fixed Rent or Additional Rent due and payable hereunder, nor shall any endorsement or statement or any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other right or remedy provided for in this Lease, at law or in equity; (f) Guaranty. Intentionally omitted. (g) Force Majeure. If by reason of strikes or other labor disputes, fire or other casualty (or reasonable delays in adjustment of insurance), accidents, orders or regulations of any Federal, State, County or Municipal authority, or any other cause beyond Landlord’s or Tenant’s (as the case may be) reasonable control (each, a “force majeure event”), Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of this Lease or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements, or is unable to fulfill or is delayed in fulfilling any of Landlord’s other obligations under this Lease, no such inability or delay shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Fixed Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise. If Tenant is prohibited from or delayed in performing any of its non-monetary obligations hereunder due to a force majeure event, it shall not relieve Landlord of its obligations hereunder during the pendency of such force majeure event. In the event that Tenant is delayed in performing any act (other than any of its monetary obligations hereunder) because of a force majeure event, then such performance shall be excused for the period of the delay and the period for the performance of any such act shall be extended for an equivalent period. (h) Financial Statments. Tenant shall furnish to Landlord, Landlord’s Mortgagee, prospective Mortgage or purchaser reasonably requested financial information; (i) Authority. Tenant represents and warrants that (a) Tenant is duly organized, validly existing and legally authorized to do business in the Commonwealth of Pennsylvania, and (b) the persons executing this Lease are duly authorized to execute and deliver this Lease on behalf of Tenant. Landlord represents and warrants that (a) it is duly organized, validly existing and legally authorized to do business in the Commonwealth of Pennsylvania, (b) the person executing this Lease is duly authorized to execute and deliver this Lease on its behalf, and (c) that it has full authority to enter into this Lease, including to grant to Tenant the tenancy hereby contemplated; (j) Attorneys’ Fees. In connection with any litigation arising out of this Lease, the prevailing party, Landlord or Tenant, shall be entitled to recover all costs incurred, including reasonable attorneys’ fees.

27.    CONSENT TO JURISDICTION. Tenant hereby consents to the exclusive jurisdiction of the state courts located in Delaware County and to the federal courts located in the Eastern District of Pennsylvania.

28.    OFAC/PATRIOT ACT COMPLIANCE. Tenant represents, warrants and covenants that Tenant is not (i) listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (“Order”) and all applicable provisions of Title III of the USA Patriot Act (Public Law No. 107-56 (October 26, 2001)); (ii) listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State, (iv) listed on any list or qualification of “Designated Nationals” as defined in the Cuban Assets Control Regulations 31 C.F.R. Part 515; (v) listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including without limitation the Trading with the Enemy Act, 50 U.S.C. App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; the unrepealed provision of the Iraq Sanctions Act, Publ.L. No. 101-513; the United Nations Participation Act, 22 U.S.C. § 2349 as-9; The Cuban Democracy Act, 22 U.S.C. §§ 6001-10; The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-120 and 107-108, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (vi) engaged in activities prohibited in the Orders; or (vii) (and has not been) convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. §§ 5311 et. seq.). Tenant further represents, warrants and covenants that Tenant shall conduct its business operations in compliance with the forgoing laws, rules, orders and regulations. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing representations, warranties and covenants. The breach of either of the above representations, warranties and covenants by Tenant shall be an Event of Default under this Lease.

29.    EARLY ACCESS TO PREMISES. Tenant and its authorized agents, employees and contractors shall have the right, at Tenant’s own risk, expense and responsibility, at all reasonable times 15 days prior to the Commencement Date, to enter the Premises for the purpose of taking measurements and installing its furnishings, fixtures and equipment.

30.    EARLY TERMINATION. Tenant shall have a one-time right to terminate this Lease at the end of the 50th month of the Term, provided Tenant (i) is not then in default, (ii) gives Landlord not less than twelve (12) months prior written notice, and (iii) pays to Landlord, at the time of said notice the sum of $93,000 representing the unamortized cost of the transaction (“Termination Payment”). Failure to provide written notice and payment within the prescribed time frame will be considered by Landlord, without the necessity of additional notice, as a waiver of this right to terminate. Tenant acknowledges and agrees that the Termination Payment is not a penalty and is fair and reasonable compensation to Landlord for the loss of expected rentals from Tenant over the remainder of the scheduled term.

31.    RENEWAL. Provided Tenant is neither in default at the time of exercise nor has Tenant ever been in default (irrespective of the fact that Tenant cured such default) of any monetary obligations under this Lease more than twice during the Term and such monetary default aggregates in excess of $50,109.15, and Tenant is fully occupying the Premises and the Lease is in full force and effect. Tenant shall have the right to renew this Lease for one (1) term of five (5) years beyond the end of the current Term (“Renewal Term”). Tenant shall furnish written notice of intent to renew nine (9) months prior to the expiration of the current Term, failing which, such renewal right shall be deemed waived; time being of the essence. The terms and conditions of this Lease during the Renewal Term shall remain unchanged except that the annual Fixed Rent shall increase each year by 3% from the previous year. Anything herein contained to the contrary notwithstanding. Tenant shall have no right to renew the term hereof other than or beyond the one (I) term of five (5) years hereinabove described. It shall be a condition of such Renewal Term that Landlord and Tenant shall have executed, not less than seven (7) months prior to the expiration of the Term hereof, an appropriate amendment to this Lease, in form and content satisfactory to each of them, memorializing the extension of the Term hereof for the Renewal Term.

32.    QUIET ENJOYMENT. Provided Tenant has performed all of the terms and conditions of this Lease to be performed by Tenant, including the payment of Fixed Rent and Additional Rent, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or anyone claiming by, through or under Landlord, under and subject to the terms and conditions of this Lease and of any mortgages now or hereafter affecting all of or any portion of the Premises.

IN WITNESS WHEREOF, the parties hereto have executed this Lease, under Seal, the day and year first above written.

WITNESS:	LANDLORD:
RADNOR CENTER ASSOCIATES

By: Brandywine Radnor Center, L.L.C., its general partner

[ILLEGIBLE]	By:	Daniel Palazzo
	Name:	DANIEL PALAZZO
	Title:	VICE PRESIDENT-ASSET MANAGER

ATTEST:	TENANT:
EMTEC, INC.

	By:	[ILLEGIBLE]
Name:	Name:	[ILLEGIBLE]
Title: Secretary	Title:	CFO, EMTEC, INC

IF THIS LEASE IS NOT SIGNED BY TENANT BY MARCH 9, 2010, IT WILL AUTOMATICALLY BECOME NULL AND VOID.

EXHIBIT “A”

SPACE PLAN

EXHIBIT “B”
Tenant: EMTEC, INC.
Premises: Suite 420, Two Radnor Corporate Center, 100 Matsonford Road, Radnor, Pennsylvania 19087
Square Footage: 7,342

CONFIRMATION OF LEASE TERM

THIS MEMORANDUM is made as of the ___ day of _________, 2010, between RADNOR CENTER ASSOCIATES, a Pennsylvania limited partnership, with an office at 555 East Lancaster Avenue, Suite 100, Radnor, PA 19087 (“Landlord”) and EMTEC, INC., a New Jersey corporation with its principal place of business at 11 Diamond Road, Springfield, NJ 07081 (“Tenant”), who entered into a lease dated for reference purposes as of ____________, 2010, covering certain premises located at Suite 420, Two Radnor Corporate Center, 100 Matsonford Road, Radnor, Pennsylvania 19087. All capitalized terms, if not defined herein, shall be defined as they are defined in the Lease.

1.    The Parties to this Memorandum hereby agree that the date of _______________, 2010 is the “Commencement Date” of the Term and the date _________________ is the expiration date of the Lease.

2.    Tenant hereby confirms the following:

(a)    That it has accepted possession of the Premises pursuant to the terms of the Lease;

(b)    That the improvements, including the Landlord’s Work required to be furnished according to the Lease by Landlord have been substantially completed;

(c)    That the $16,703.05 Security Deposit has been paid as provided in the Lease;

(d)    That there is no default by Landlord or Tenant under the Lease and the Lease is in full force and effect;

(e)    That the total cost of the renovations to the Premises was ______________. The amount of $_______ over the amount of the Tenant Allowance is being amortized into Fixed Rent at 8.5% interest. Accordingly, Fixed Rent shall be payable as follows:

3.      Landlord hereby confirms to Tenant that its Building Number is 592 and its Lease Number is _______________. This information must accompany each Rent check or wire payment.

4.      Tenant’s Notice Address is:            Tenant’s Billing Address is:

Emtec, Inc.
11 Diamond Rd,
Springfield, NJ
Attn: CFO (Greg Chandler)
Fax No:
E-Mail: gregchandler@emtecinc.com

5.    This Memorandum, each and all of the provisions hereof, shall inure to the benefit, or bind, as the case may require, the parties hereto, and their respective successors and assigns, subject to the restrictions upon assignment and subletting contained in the Lease.

WITNESS:	LANDLORD:
RADNOR CENTER ASSOCIATES

By: Brandywine Radnor Center, L.L.C., its general partner

By:

WITNESS:	TENANT:
EMTEC, INC.

By:

EXHIBIT “C”

OFFICE CLEANING SPECIFICATIONS

DAILY
Empty Trash and Recycle
Remove Spots/Spills from Carpet
Remove Visible Debris/Litter from Carpet
Spot Clean Desks and Tables
Straighten Chair – Furniture
Turn Off Lights

WEEKLY
Dust Desks and Computer Monitors
Vacuum Carpet
Clean Wastebaskets
Clean Light Fixtures and Vents
Clean Telephones
Clean Walls, Switch Plates and Baseboards
Dust File Cabinets, Partitions and Bookshelves
Clean Chairs
Clean Doors
Clean Tables
Dust Pictures and Surfaces Over 5’
Dust Window Sills, Ledges and Radiators
Spot Clean Side Light Glass

RESTROOM CLEANING SPECIFICIATIONS
DAILY
Sinks
Floors
Counters
Trash Receptacle
Toilet/Urinals
Dispensers
Door
Spot Clean Walls
Spot Clean Partitions

WEEKLY
Dust Lights
Dust Surfaces Over 5’
Ceiling Vents
Clean Walls
Clean Partitions

FLOOR CARE SPECIFICIATIONS

DAILY
Spot Clean Carpet

WEEKLY
Burnish Polished Surfaces

MONTHLY
Machine Scrub Restroom Floors
Scrub and Recoat Copy Room Floors
Scrub and Recoat Kitchenette Floors

ONCE EVERY FOUR MONTHS
Shampoo Conference Room Carpets

YEARLY
Strip and Refinish all vinyl tile

THESE SPECIFICATIONS ARE SUBJECT TO CHANGE WITHOUT NOTICE
 THE COST FOR ANY CLEANING OVER AND ABOVE THE STANDARD CLEANING
SPECIFICATIONS IS TO BE BORNE BY THE TENANT.

EXHIBIT “D”

BUILDING RULES AND REGULATIONS
LAST REVISION: January 1, 2009

Landlord reserves the right to rescind any of these rules and make such other and further rules and regulations as in the judgment of Landlord shall from time to time be needed for the safety, protection, care and cleanliness of the Project, the operations thereof, the preservation of good order therein and the protection and comfort of its tenants, their agents, employees and invitees, which rules when made and notice thereof given to Tenant shall be binding upon him, her or it in a like manner as if originally prescribed.

1.
Sidewalks, entrances, passages, elevators, vestibules, stairways, corridors, halls, lobby and any other part of the Building shall not be obstructed or encumbered by any Tenant or used for any purpose other than ingress or egress to and from each tenant’s premises. Landlord shall have the right to control and operate the common portions of the Building and exterior facilities furnished for common use of the tenants (such as the eating, smoking, and parking areas) in such a manner as Landlord deems appropriate.

2.
No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. All drapes, or window blinds, must be of a quality, type and design, color and attached in a manner approved by Landlord.

3.	No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, or placed in hallways or vestibules without prior written consent of Landlord.

4.
Restrooms and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed and no debris, rubbish, rags or other substances shall be thrown therein. Only standard toilet tissue may be flushed in commodes. All damage resulting from any misuse of these fixtures shall be the responsibility of the tenant who, or whose employees, agents, visitors, clients, or licensees shall have caused same.

5.
No tenant, without the prior consent of Landlord, shall mark, paint, drill into, bore, cut or string wires or in any way deface any part of the Premises or the Building of which they form a part except for the reasonable hanging of decorative or instructional materials on the walls of the Premises.

6.
Tenants shall not construct or maintain, use or operate in any part of the project any electrical device, wiring or other apparatus in connection with a loud speaker system or other sound/communication system which may be heard outside the Premises. Any such communication system to be installed within the Premises shall require prior written approval of Landlord.

7.
No mopeds, skateboards, scooters or other vehicles and no animals, birds or other pets of any kind shall be brought into or kept in or about the Building other than a service animal performing a specified task.

8.	No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from its premises.

9.	No space in the Building shall be used for the manufacture of goods for sale in the ordinary course of business, or for sale at auction of merchandise, goods or property of any kind.

10.
No tenant, or employees of tenant, shall make any unseemly or disturbing noises or disturb or interfere with the occupants of this or neighboring buildings or residences by voice, musical instrument, radio, talking machines, or in any way. All passage through the Building’s hallways, elevators, and main lobby shall be conducted in a quiet, business-like manner. Skateboarding, rollerblading and rollerskating shall not be permitted in the Building or in the common areas of the Project.

11.	No tenant shall throw anything out of the doors, windows, or down corridors or stairs of the Building.

12.
Tenant shall not place, install or operate on the Premises or in any part of the Project, any engine, stove or machinery or conduct mechanical operations or cook thereon or therein (except for coffee machine, microwave oven, toasters and/or vending machine), or place or use in or about the Premises or Project any explosives, gasoline, kerosene oil, acids, caustics or any other flammable, explosive, or hazardous material without prior written consent of Landlord.

13.
No smoking is permitted in the Building, including but not limited to the Premises, rest rooms, hallways, elevators, stairs, lobby, exit and entrances vestibules, sidewalks, parking lot area except for the designated exterior smoking area. All cigarette ashes and butts are to be deposited in the containers provided for same, and not disposed of on sidewalks, parking lot areas, or toilets within the Building rest rooms.

14.
Tenants are not to install any additional locks or bolts of any kind upon any door or window of the Building without prior written consent of Landlord. Each tenant must, upon the termination of tenancy, return to the Landlord all keys for the Premises, either furnished to or otherwise procured by such tenant, and all security access cards to the Building.

15.	All doors to hallways and corridors shall be kept closed during business hours except as they may be used for ingress or egress.

16.
Tenant shall not use the name of the Building, Project or Landlord in any way in connection with his business except as the address thereof. Landlord shall also have the right to prohibit any advertising by tenant, which, in its sole opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, tenant shall refrain from or discontinue such advertising.

17.
Tenants must be responsible for all security access cards issued to them, and to secure the return of same from any employee terminating employment with them. Lost cards shall cost $35.00 per card to replace. No person/company other than Building tenants and/or their employees may have security access cards unless Landlord grants prior written approval.

18.
All deliveries by vendors, couriers, clients, employees or visitors to the Building which involve the use of a hand cart, hand truck, or other heavy equipment or device must be made via the Freight Elevator, if such Freight Elevator exists in the Building. Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries made by or for tenant to the Building. Tenant shall procure and deliver a certificate of insurance from tenant’s movers which certificate shall name Landlord as an additional insured.

19.	Landlord reserves the right to inspect all freight to be brought into the Building, and to exclude from the Building all freight or other material which violates any of these rules and regulations.

20.
Tenant will refer all contractors, contractor’s representatives and installation technicians, rendering any service on or to the premises for tenant, to Landlord for Landlord’s approval and supervision before performance of any contractual service or access to Building. This provision shall apply to all work performed in the Building including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building. Landlord reserves right to require that all agents of contractors/vendors sign in and out of the Building.

21.	Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to Landlord’s management or security personnel.

22.
Landlord may require, at its sole option, all persons entering the Building after 6 PM or before 7 AM, Monday through Friday and at any time on Holidays, Saturdays and Sundays, to register at the time they enter and at the time they leave the Building.

23.	No space within the Building, or in the common areas such as the parking lot, may be used at any time for the purpose of lodging, sleeping, or for any immoral or illegal purposes.

24.	No employees or invitees of tenant shall use the hallways, stairs, lobby, or other common areas of the Building as lounging areas during “breaks” or during lunch periods.

25.	No canvassing, soliciting or peddling is permitted in the Building or its common areas by tenants, their employees, or other persons.

26.	No mats, trash, or other objects shall be placed in the public corridors, hallways, stairs, or other common areas of the Building.

27.
Tenant must place all recyclable items of cans, bottles, plastic and office recyclable paper in appropriate containers provided by Landlord in each tenant’s space. Removal of these recyclable items will be by Landlord’s janitorial personnel.

28.
Landlord does not maintain suite finishes which are non-standard, such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need arise for repair of items not maintained by Landlord, Landlord at its sole option, may arrange for the work to be done at tenant’s expense.

29.	Drapes installed by tenant, which are visible from the exterior of the Building, must be cleaned by Tenant at its own expense, at least once a year.

30.
No pictures, signage, advertising, decals, banners, etc. are permitted to be placed in or on windows in such a manner as they are visible from the exterior, without the prior written consent of Landlord.

31.	Tenant or tenant’s employees are prohibited at any time from eating or drinking in hallways, elevators, rest rooms, lobby or lobby vestibules.

32.	Tenant shall be responsible to Landlord for any acts of vandalism performed in the Building by its employees, agents, invitees or visitors.

33.
No tenant shall permit the visit to its Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, hallways, elevators, lobby or other public portions or facilities of the Building and exterior common areas by other tenants.

34.
Landlord’s employees shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord. Requests for such requirements must be submitted in writing to Landlord.

35.
Tenant agrees that neither tenant nor its agents, employees, licensees or invitees will interfere in any manner with the installation and/or maintenance of the heating, air conditioning and ventilation facilities and equipment.

36.
Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from tenant’s area or common areas of the Project regardless of whether such loss occurs when area is locked against entry or not.

37.
Landlord will not permit entrance to tenant’s Premises by use of pass key controlled by Landlord, to any person at any time without written permission of tenant, except employees, contractors or service personnel supervised or employed by Landlord.

38.	Tenant and its agents, employees and invitees shall observe and comply with the driving and parking signs and markers on the Building grounds and surrounding areas.

39.	Tenant and its employees, invitees, agents, etc. shall not enter other separate tenants’ hallways, restrooms or premises unless they have received prior approval from Landlord’s management.

40.	Tenant shall not use or permit the use of any portion of the Premises for outdoor storage.

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